                      ADVANCED LIGHTING TECHNOLOGIES, INC.
  EXHIBIT 12 -- STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)


                                                       NINE MONTHS ENDED MARCH 31,
                                                         -----------------------
                                                           1999           1998
                                                         --------       --------
Consolidated pretax loss from continuing operations      $(37,474)      $(21,320)
Interest expense                                            9,958          1,649
Interest portion of rent expense                              429            474
                                                         --------       --------

     EARNINGS (LOSS)                                     $(27,087)      $(19,197)
                                                         ========       ========


Interest expense                                         $  9,958       $  1,649
Interest capitalized                                          548            680
Interest portion of rent expense                              429            474
                                                         --------       --------

     FIXED CHARGES                                       $ 10,935       $  2,803
                                                         ========       ========

RATIO OF EARNINGS TO FIXED CHARGES                           --             --
                                                         ========       ========

For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings consist of loss from continuing operations before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs, whether expensed or capitalized, and that portion of rental expense that is representative of interest. In the nine months ended March 31, 1999, earnings were inadequate to cover fixed charge requirements by $38,022. In the nine months ended March 31, 1998, earnings were inadequate to cover fixed charge requirements by $22,000.